UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

Generac Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

S45 W29290 Hwy 59 Waukesha, Wisconsin (Address of principal executive offices)	53189 (Zip Code)

(262) 544-4811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Public Accountant

(a)	Dismissal of Independent Registered Public Accounting Firm

On April 20, 2016 (the “Dismissal Date”), Generac Holdings, Inc. (the “Company”) dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm. The audit committee of the board of directors (the “Audit Committee”) recommended and approved the dismissal of Ernst & Young.

The reports of Ernst & Young on the consolidated financial statements of the Company for each of the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2015 and 2014, and through the Dismissal Date, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference thereto in its reports on the financial statements of the Company for such years. During the fiscal years ended December 31, 2015 and 2014, and through the Dismissal Date, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K.

The Company provided Ernst & Young with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that Ernst & Young furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Ernst & Young agrees with the statements related to them made by the Company in this Current Report on Form 8-K. Ernst & Young’s letter to the SEC dated April 20, 2016 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Newly Engaged Independent Registered Public Accounting Firm

On April 20, 2016, at the recommendation of the Company’s Audit Committee, the Company approved the appointment of Deloitte & Touche LLP ("Deloitte") as the Company's new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2016. During the fiscal years ended December 31, 2014 and 2015 and through April 20, 2016, neither the Company, nor anyone on its behalf, consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 22, 2016 the Company accepted the resignation of Ralph Castner from the Company’s Board of Directors. Mr. Castner served as a Class II director, with a term scheduled to expire at the Company’s 2017 Annual Meeting of Shareholders.

In notifying the Company of his decision to resign, Mr. Castner indicated that his decision to resign was not due to a disagreement with the Company on any matters.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP, dated April 20, 2016 to the Securities and Exchange Commission regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/S/York Ragen
	Name:	York Ragen
Dated: April 22, 2016	Title:	Chief Financial Officer

EXHIBIT INDEX

16.1     Letter from Ernst & Young LLP, dated April 20, 2016 to the Securities and Exchange Commission regarding change in certifying accountant